SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – October 22, 2009
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive, West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regular meeting of the Board of Directors of AK Steel Holding Corporation (the “Company”) held on October 22, 2009, the Board of Directors, acting upon the recommendation of the Compensation Committee, took the following actions relating to certain of the Company’s executive compensation plans, agreements and policies:

1.
The policy pursuant to which the Company’s Chief Executive Officer has limited use of the Company plane for personal purposes has been modified effective January 1, 2010 to eliminate the “gross-up” payments made to reimburse him for individual income taxes incurred as a result of such use.  This change is intended to update the Company’s policy with respect to personal use of the Company plane by the Chief Executive Officer to make it consistent with current best practices.

2.
The Board determined that all new Executive Officer Change of Control Agreements entered into between the Company and executive officers in the future will not include “gross-up” payments to reimburse such officers for individual excise or income taxes incurred with respect to benefits triggered by a change in control of the Company.  This change is intended to reflect best practices with respect to the subject of gross up payments in the context of change of control agreements, while still respecting the Company’s contractual and other commitments to its existing executive officers.

3.
The Severance Agreement entered into with each of the Company’s executive officers will be amended with respect to the payment of lump sums related to the Company’s Annual Management Incentive Plan (the “MIP”). The amendment addresses the benefits received by the executive officer when that officer is involuntarily terminated without cause under circumstances not involving a change in control of the Company.  More specifically, the amendment (i) reduces the amount of a lump sum payment the executive officer may receive, and (ii) adds a potential pro-rata MIP incentive payment for the year of termination, based upon when during the year such termination occurs.  The particular lump sum payment affected by the amendment is calculated with reference to MIP target goals and the amount of the reduction is equal to one half of the executive officer’s MIP award payable at target.  Both payments are contingent upon the execution of a release of all claims in favor of the Company.  This amendment is not being made for the purpose of changing the total severance benefits paid to an executive officer.  Rather, it is being made to eliminate a potential issue concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. The total severance benefits paid to an executive officer could be more or less after this amendment, depending upon the circumstances at the time of termination.

4.
The Company’s Stock Incentive Plan (the “SIP”) is being amended to provide for immediate vesting of unvested stock options upon a participant’s disability.  Previously, such options vested over the normal course of the three-year vesting schedule upon disability.  This amendment is intended to treat the events of death and disability with respect to stock options consistently under the SIP.  The SIP also is being amended effective January 1, 2010 to provide for the continued vesting of restricted stock upon a participant’s retirement over the normal course of its original vesting schedule.  Previously, the Compensation Committee had the discretion to waive all restrictions remaining in respect to a retiring participant’s restricted stock, but if such discretion was not exercised, the stock was forfeited upon the participant’s retirement.  The amendment also includes language changes which are not substantive in nature, but rather are intended simply to clarify that a participant’s termination without cause does not trigger accelerated vesting of unvested stock options.

5.
The Company’s SIP also is being amended effective January 1, 2010 to modify the definition of retirement.  Previously, the definition of retirement under the SIP required a participant to (a) have at least 30 years of service to the Company, (b) be at least age 65 with 5 years of service to the Company, or (c) be at least age 55 with 15 years of service to the Company.  This amendment revises the above definition to allow retirement if the participant (a) has at least 30 years of service to the Company, (b) is at least age 60 with 5 years of service to the Company, or (c) is at least age 55 with 10 years of service to the Company.  This amendment is intended to provide greater consistency between the definition of retirement under the SIP and the definition of retirement under the Company’s Executive Minimum and Supplemental Retirement Plan (the “SERP”).

6.
The Company’s SERP is being amended to treat the events of death and disability consistently.  More specifically, the SERP is being amended to provide that, upon a participant’s disability, the benefits under the SERP will be paid within 30 days of such disability, regardless of the participant’s age.  Prior to the amendment, such benefits would not be paid until the participant reaches the age of 55 in the event of disability, but would be paid within 30 days in the event of death, regardless of age.  The SERP also is being amended to provide for an offset in the calculation of the benefits paid under the SERP equal in amount to benefits attributable to certain non-elective contributions by the Company to a participant’s account in a tax-qualified defined contribution plan sponsored by the Company.

7.
The Board adopted a policy regarding the recoupment of annual incentive payments, long term performance awards, or other such performance-based, incentive compensation (“Performance Compensation”).  Under the policy, if the Board determines that (a) an executive officer or any other officer identified by the Board as an "officer" for purposes of Section 16a-1(f) of the Securities Exchange Act of 1934 (“Covered Officers”) has engaged in knowing or intentional fraudulent or illegal conduct, and (b) such conduct resulted in the achievement of financial results or the satisfaction of performance metrics which increased the amount of Performance Compensation which the Covered Officer received, then the Board shall seek with respect to the Covered Officer to recoup (or, if the Performance Compensation has not yet been paid, forfeiture of) as much of the affected Performance Compensation as the Board deems appropriate under the circumstances.

The descriptions of the matters set forth above are qualified in all respects by reference to the amendments to the plans, agreements or policies, which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2009, and/or the plans, agreements or policies themselves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: October 28, 2009